Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

May 6, 2019

PolyOne Corporation

33587 Walker Road

Avon Lake, Ohio 44012

Re: Registration Statement on Form S-8 Filed by PolyOne Corporation

Ladies and Gentlemen:

We have acted as counsel for PolyOne Corporation, an Ohio corporation (the “Company”), in connection with the PolyOne Supplemental Retirement Benefit Plan (As Amended and Restated Effective January 1, 2014), as amended (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the provisions of the written Plan documents comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The opinion set forth above applies only as to the form of the written Plan documents, and for purposes of such opinion we have assumed that the employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees for purposes of ERISA. Accordingly, but without limitation of the previous sentence, we express no opinion as to whether the employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees or whether the Plan will be considered “funded” for purposes of ERISA, which are factual issues depending upon the facts and circumstances in existence from time to time.

The opinion expressed herein is limited to ERISA, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT

DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE

MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO

SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

May 6, 2019

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of common shares, par value $0.01 per share, of the Company that may be delivered pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Jones Day